EXHIBIT 99.1

FOR IMMEDIATE RELEASE

            WEGENER REPORTS RESULTS FOR FIRST QUARTER OF FISCAL 2005

(January 18, 2005) - DULUTH, Georgia - WEGENER Corporation (Nasdaq: WGNR), a leading global provider of television, audio and data distribution network solutions, today announced financial results for the first quarter ended December 3, 2004.

First quarter revenues were $6.4 million, resulting in net earnings of $112,000, or $0.01 per share. This compares to revenues for the first quarter of fiscal 2004, which were $4.8 million, with a net loss of ($449,000) or ($0.04) per share. The eighteen (18) month backlog on December 3, 2004, stood at $13.2 million. The total backlog at quarter end was $30.4 million.

"We are enthusiastic about our first quarter performance and believe that our fiscal 2005 planning process has started producing results," stated Robert Placek, WEGENER CEO and Chairman of the Board. "As we have previously indicated, there may be fluctuations in operating performance from quarter to quarter due to limited order visibility. Due to an expected shortfall in revenue, we currently believe the operating results for our second fiscal quarter will be a net loss. However, our review of the balance of fiscal 2005 indicates, while significant bookings are required for each quarter, we are still positioned to increase revenues over last year and return to profitability in this fiscal year.

"Our iPump(R) Media Server continues to gain traction in the marketplace as more customers appreciate the many benefits of our store-forward technology solution. We are in discussions with several customers who are planning to upgrade their networks by integrating our technology," continued Mr. Placek.

"We continue to invest in our SMD 515 Streaming Media Decoder Settop for the telecom market. This is a very large market opportunity and WEGENER is well-positioned to capture market share in this new and rapidly growing sector. Any significant revenues from this product line will not be realized, if at all, until fiscal 2006," concluded Mr. Placek. WEGENER SMD 515 Settop enables phone companies to offer television services, including high definition, to existing DSL consumers.


ABOUT WEGENER COMMUNICATIONS

WEGENER is an international provider of digital solutions for video, audio and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL(TM), WEGENER's patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.
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WEGENER, COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER
Communications, Inc. All Rights Reserved.


This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding future sales, income and cash flows. Forward-looking statements are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to: customer acceptance and effectiveness of recently introduced products, development of additional business for the Company's digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, general market conditions which may not improve during fiscal year 2005 and beyond, and success of the Company's research and development efforts aimed at developing new products. Discussion of these and other risks and uncertainties are provided in detail in the Company's periodic filings with the SEC, including the Company's most recent Form 10-K. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.


                                (Table to follow)


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CONTACT:
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer
Wegener Corporation
(770) 814-4000 FAX (770) 623-9648 info@wegener.com
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                      WEGENER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                         (in $000's except share data)

                                                        December 3, September 3,
                                                           2004         2004
--------------------------------------------------------------------------------
Assets                                                  (Unaudited)

Current Assets
  Cash and cash equivalents                              $    956    $  1,521
  Accounts receivable                                       4,390       2,480
  Inventories                                               3,784       3,840
  Deferred income taxes                                     2,091       2,199
  Other                                                       260         283
--------------------------------------------------------------------------------

              Total current assets                         11,481      10,323

Property and equipment, net                                 2,598       2,699
Capitalized software costs, net                             1,748       1,668
Deferred income taxes                                       2,016       1,970
Other assets                                                  839         836
--------------------------------------------------------------------------------

                                                         $ 18,682    $ 17,496
================================================================================

Liabilities and Shareholder's Equity

Current liabilities
  Accounts payable                                       $  1,992    $  1,294
  Accrued expenses                                          2,160       1,719
  Customer deposits                                           867         960
--------------------------------------------------------------------------------

              Total current liabilities                     5,019       3,973


Commitments and contingencies

Shareholders' equity
    Common stock, $.01 par value; 20,000,000 shares
        authorized; 12,546,051 and 12,526,051 shares
        respectively, issued and outstanding                  125         125
    Additional paid-in capital                             19,848      19,820
    Deficit                                                (6,310)     (6,422)

--------------------------------------------------------------------------------
         Total shareholders' equity                        13,663      13,523
--------------------------------------------------------------------------------

                                                         $ 18,682    $ 17,496
================================================================================

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                      WEGENER CORPORATION AND SUBSIDIARIES

                           Summarized Operations Data
                      (in $000's except per share amounts)
                                  (Unaudited)

                                                       Three Months Ended

                                                     December 3,   November 28,
                                                       2004            2003
                                                    ------------   ------------


Revenue                                             $      6,406   $      4,750
                                                    ============   ============

Earnings (loss) before
income taxes                                                 174           (702)

Income tax expense
(benefit)                                                     62           (253)
                                                    ------------   ------------

Net earnings (loss)                                 $        112   $       (449)
                                                    ============   ============

Net earnings (loss) per share
     Basic                                          $       0.01   $      (0.04)
     Diluted                                        $       0.01   $      (0.04)
                                                    ============   ============

Shares used in per share calculation
     Basic                                                12,536         12,397
     Diluted                                              12,703         12,397
                                                    ============   ============